Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated August 2, 2018) pertaining to the ExlService Holdings, Inc. 2018 Omnibus Incentive Plan of our reports dated February 27, 2018, with respect to the consolidated financial statements of ExlService Holdings, Inc. and the effectiveness of internal control over financial reporting of ExlService Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

New York, New York	/s/ Ernst & Young LLP

August 2, 2018